Corporate Registration	Series Name (Each a Series of BNY Mellon ETF Trust)	Gross Assets of Series as of April 30, 2024
BNY Mellon ETF Trust	BNY Mellon Concentrated International ETF	$115,811,989.81
BNY Mellon ETF Trust	BNY Mellon Core Bond ETF	$1,798,056,567.49
BNY Mellon ETF Trust	BNY Mellon Emerging Markets Equity ETF	$98,778,929.71
BNY Mellon ETF Trust	BNY Mellon Global Infrastructure Income ETF	$21,194,398.18
BNY Mellon ETF Trust	BNY Mellon High Yield Beta ETF	$297,178,279.64
BNY Mellon ETF Trust	BNY Mellon Innovators ETF	$13,472,226.41
BNY Mellon ETF Trust	BNY Mellon International Equity ETF	$626,177,745.06
BNY Mellon ETF Trust	BNY Mellon Responsible Horizons Corporate Bond ETF	$22,432,445.51
BNY Mellon ETF Trust	BNY Mellon Ultra Short Income ETF	$74,282,941.42
BNY Mellon ETF Trust	BNY Mellon US Large Cap Core Equity ETF	$2,251,958,081.25
BNY Mellon ETF Trust	BNY Mellon US Mid Cap Core Equity ETF	$467,637,504.87
BNY Mellon ETF Trust	BNY Mellon US Small Cap Core Equity ETF	$112,149,026.40
BNY Mellon ETF Trust	BNY Mellon Women’s Opportunities ETF	$12,310,006.50
Total Gross Assets for BNY Mellon ETF Trust		$5,911,440,142.25
Amount of Bond Required Pursuant to Rule 17g-1(d)		$2,500,000

SEC Coverage Requirements Pursuant to Rule 17g-1